Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-143994, 333-64164, 33-106267, 333-07143, 33-46004, 33-53329, 333-40750 and 333-175909) of Agilysys, Inc. and Subsidiaries of our report dated June 12, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

June 12, 2012